EXHIBIT 10.6

VOTING AND IRREVOCABLE PROXY AGREEMENT

This Voting and Irrevocable Proxy Agreement (this “Agreement”) is made as of the 11th day of June, 2007, among AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), Carlyle Partners III Loews, L.P. and CP III Coinvestment, L.P. (together with any of their respective Permitted Transferees, the “Carlyle Investors”), and Bain Capital Holdings (Loews) I, L.P. and Bain Capital AIV (Loews) II, L.P. (together with any of their respective Permitted Transferees, the “Bain Investors”), and Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P. and Spectrum IV Investment Managers’ Fund, L.P. (together with any of their respective Permitted Transferees, the “Spectrum Investors”, and together with the Carlyle Investors and the Bain Investors, the “Stockholders” and each individually, a “Stockholder”).

RECITALS

WHEREAS, the Company, Marquee Holdings, Inc., a Delaware corporation (“Marquee”) and Marquee Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), are parties to that certain Agreement and Plan of Merger, dated as of June 11, 2007 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Marquee, with Marquee remaining as the surviving corporation (the “Merger”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, each of the Stockholders will receive shares of Class L-1 and Class L-2 Common Stock of the Company, par value $0.01 per share (respectively, the “Class L-1 Common Stock” and the “Class L-2 Common Stock”, and collectively, the “Class L Common Stock”), which shares, as of the Effective Time (as defined in the Merger Agreement) will be all of the issued and outstanding shares of Class L Common Stock; and

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Company Charter”) confers upon the holders of the Class L-1 Common Stock the exclusive right to elect and appoint up to three (3) directors (the “Class L-1 Directors”) to the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company Charter confers upon the holders of the Class L-2 Common Stock the exclusive right to elect and appoint one (1) director (the “Class L-2 Director”) to the Board; and

WHEREAS, immediately prior to the Effective Time, Marquee and the Stockholders were party to that certain Voting and Irrevocable Proxy Agreement, dated as of January 26, 2006 (the “Original Voting Agreement”), and the Company and the Stockholders desire to enter into this Agreement to supersede and replace the Original Voting Agreement; and

WHEREAS, the Stockholders wish to agree among themselves as to the designation of the directors to be elected and appointed to the Board by the holders of the Class L Common Stock.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.             Shares Subject to Agreement.  Each Stockholder agrees to hold all of its shares of Class L Common Stock and any other of its shares of capital stock of the Company, whether now owned or hereafter acquired (hereinafter referred to as the “Shares”), subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

2.             Election of Board.  Notwithstanding Section 4, from and after the Effective Time, at each annual or special meeting at which any directors of the Company are to be elected, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder, severally and not jointly, agrees to vote or otherwise give such Stockholder’s consent in respect of all Shares held of record or beneficially owned by such Stockholder, and the Company agrees to take all necessary and desirable actions within its control, in order to cause:

2.1           the authorized number of directors on the Board to be nine (9) directors, or such greater number to which the membership of the Board may be increased in accordance with Section 2 of Article Fifth of the Company Charter, in each case, subject to reduction in accordance with Sections 2.2(a), 2.2(b), 2.2(c) and 2.3(b) herein and Section 3 of Article Fifth of the Company Charter;

2.2           the election to the Board of:

(a)           one Class L-1 Director designated by the Carlyle Investors (a “Carlyle Designee”), so long as the Carlyle Investors collectively own Shares representing at least five percent (5%) of the Initial Investor Shares owned by the Carlyle Investors; provided, that the Carlyle Investors shall not have the right to designate any Carlyle Designees if the Carlyle Investors collectively own Shares representing less than five percent (5%) of the Initial Investor Shares owned by the Carlyle Investors;

(b)           one Class L-1 Director designated by Bain Capital AIV (Loews) II, L.P. (a “Bain Designee”) so long as the Bain Investors collectively own Shares representing at least five percent (5%) of the Initial Investor Shares owned by the Bain Investors; provided, that Bain Capital AIV (Loews) II, L.P. shall not have the right to designate any Bain Designees if the Bain Investors collectively own Shares representing less than five percent (5%) of the Initial Investor Shares owned by the Bain Investors; provided, further, that the total number of Bain Designees on the Board shall not exceed one (1) at any time;

(c)           one Class L-1 Director designated by the Spectrum Investors (a “Spectrum Designee”) so long as the Spectrum Investors collectively own Shares representing at least five percent (5%) of the Initial Investor Shares owned by the Spectrum Investors; provided, that the Spectrum Investors shall not have the right to designate any Spectrum Designees if the Spectrum Investors collectively own Shares representing less than five percent (5%) of the Initial Investor Shares owned by the Spectrum Investors;

(d)           one Class L-2 Director designated by a majority of the holders of then outstanding shares of Class L-2 Common Stock (a “Class L-2 Designee”); provided, that the designation of the Class L-2 Designee shall also require the affirmative vote or written consent of each of the Bain Investors and the Carlyle Investors, in each case, for so long as shares of Class L-1 Common Stock held by such Principal Investors represent at least five percent (5%) of the shares of Class L-1 Common Stock held by such Principal Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events); and

(e)           upon any vacancy in the Board as a result of any Carlyle Designee, Bain Designee, Spectrum Designee or Class L-2 Designee ceasing to be a member of the Board, whether by resignation or otherwise (but not as a result of a Transfer by any of the Carlyle Investors, the Bain Investors or the Spectrum Investors of a number of Shares that results in the Carlyle Investors, the Bain Investors or the Spectrum Investors, as applicable, losing the right to designate a Carlyle Designee, Bain Designee or Spectrum Designee, as applicable, pursuant to Section 2.2(a), Section 2.2(b) or Section 2.2(c), as applicable), a replacement Carlyle Designee, Bain Designee, Spectrum Designee or Class L-2 Designee designated in accordance with Section 2.2(a), Section 2.2(b), Section 2.2(c) or Section 2.2(d), as the case may be.

2.3           the removal (with or without cause) from the Board of:

(a)           any Carlyle Designee, Bain Designee, Spectrum Designee or Class L-2 Designee upon the written request of the Carlyle Investors, the Bain Investors, the Spectrum Investors or a majority of the holders of then outstanding shares of Class L-2 Common Stock, respectively; provided, that the removal of the Class L-2 Designee shall also require the approval of each of the Bain Investors and the Carlyle Investors, in each case, for so long as shares of Class L-1 Common Stock held by such Principal Investors represent at least five percent (5%) of the shares of Class L-1 Common Stock held by such Principal Investors immediately following the Effective Time (as may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events); and

(b)           in the event that (i) the Carlyle Investors are no longer entitled to designate a Carlyle Designee pursuant to Section 2.2(a), the Carlyle Designee, (ii) the Bain Investors are no longer entitled to designate a Bain Designee pursuant to Section 2.2(b), the Bain Designee or (iii) the Spectrum Investors are no longer entitled to designate a Spectrum Designee pursuant to Section 2.2(c), the Spectrum Designee; in each case, to the extent that the Carlyle Designee, Bain Designee or Spectrum Designee, as applicable, has not resigned from the Board, it being understood and agreed that in the event of any such loss of entitlement, the Carlyle Investors, Bain Investors or Spectrum Investors, as applicable, shall designate for removal, and use commercially reasonable efforts to cause the removal of, such Carlyle Designee, Bain Designee or Spectrum Designee, as applicable, immediately prior to such loss of entitlement.

3.             Right Not Obligation.  The designation of a Carlyle Designee pursuant to Section 2.2 is a right but not an obligation of the Carlyle Investors.  The right of the Carlyle Investors to designate a Carlyle Designee may be Transferred only to Permitted Transferees; provided, that such Transfer is otherwise in accordance with this Agreement and the

Stockholders Agreement.  The designation of a Bain Designee pursuant to Section 2.2 is a right but not an obligation of the Bain Investors.  The right of the Bain Investors to designate a Bain Designee may be Transferred only to Permitted Transferees; provided, that such Transfer is otherwise in accordance with this Agreement and the Stockholders Agreement.  The designation of a Spectrum Designee pursuant to Section 2.2 is a right but not an obligation of the Spectrum Investors.  The right of the Spectrum Investors to designate a Spectrum Designee may be Transferred only to Permitted Transferees; provided, that such Transfer is otherwise in accordance with this Agreement and the Stockholders Agreement.

4.             Voting on Other Matters.  Subject to and without limiting Section 2, as to any matter or action that requires a vote or written consent of the stockholders of the Company, whether by law or pursuant to any agreement, from and after the Effective Time:

(a)           until the fifth anniversary of the Effective Time, and for so long as each of the Carlyle Investors, the Bain Investors and the Spectrum Investors continue to hold Shares representing at least twenty five percent (25%) of the Initial Investor Shares held by such Principal Investor, each Stockholder agrees to vote, and/or to provide its written consent, with respect to such matter or action as directed by any two of the Principal Investors; provided, that no Stockholder shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Stockholder relative to the other stockholders of the Company in any material and adverse manner;

(b)           in the event that any Stockholder entitled to vote on or provide its written consent with respect to a matter shall fail at any time to vote, or act by written consent with respect to, any Shares held of record or beneficially owned by such Stockholder or as to which such Stockholder has voting control, as agreed by such Stockholder in this Agreement, such Stockholder hereby irrevocably grants to and appoints each remaining Principal Investor such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or act by written consent with respect to such Shares and to grant a consent, proxy or approval in respect of such Shares, in each case in such manner and to the extent as is necessary or desirable to vote such Shares as agreed to by such Stockholder in this Agreement, including Section 2.2 and Section 4(a); each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(b) will be valid for the term of this Agreement and is given to secure the performance of the obligations of such Stockholder under this Agreement; each Stockholder hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest; and

(c)           if such matter or action has been approved by the Requisite Stockholder Majority (as defined in the Stockholders Agreement), each Stockholder agrees to take any and all actions as are reasonably necessary to effect such approved matter or action, unless such matter or action would also require the approval of such Stockholder under this Agreement, the Stockholders Agreement or the Company Charter and such approval has not been granted.

5.             Termination.  This Agreement shall terminate upon the earliest to occur of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (c) unanimous written consent of the Principal Investors, (d) the date of the consummation of an Initial Public Offering; and (e) the date on which the Principal Investors no longer satisfy the conditions necessary to designate at least one Class L-1 Director to the Board pursuant to the Company Charter as in effect at the Effective Time.

6.             Definitions.

6.1           As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Bain Designee” has the meaning set forth in Section 2.2(b).

“Bain Investors” has the meaning set forth in the preamble.

“Board” has the meaning set forth in the recitals.

“Carlyle Designee” has the meaning set forth in Section 2.2(a).

“Carlyle Investors” has the meaning set forth in the preamble.

“Class L Common Stock” has the meaning set forth in the recitals.

“Class L-1 Common Stock” has the meaning set forth in the recitals.

“Class L-1 Directors” has the meaning set forth in the recitals.

“Class L-2 Common Stock” has the meaning set forth in the recitals.

“Class L-2 Designee” has the meaning set forth in Section 2.2(d).

“Class L-2 Directors” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Charter” has the meaning set forth in the recitals.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Initial Investor Shares” means that number of Shares held by a Principal Investor immediately following the Effective Time, as the same may be adjusted for stock splits, stock dividends, recapitalizations, pro-rata sell-downs or similar events.

“Initial Public Offering” means the initial public offering of Stock registered on Form S-1 (or any equivalent or successor form) under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“Litigation” has the meaning set forth in Section 7.2.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Original Voting Agreement” has the meaning set forth in the recitals.

“Permitted Transferee” has the meaning set forth in the Company Charter.

“Principal Investor” means any of (i) the Carlyle Investors, collectively, (ii) the Bain Investors, collectively or (ii) the Spectrum Investors, collectively; provided, however, that any such Principal Investor shall cease to be a Principal Investor at such time as such Principal Investor ceases to hold Shares representing at least 25% of the Initial Investor Shares held by such Principal Investor.  For the avoidance of doubt, so long as there are two or more Principal Investors, references in this Agreement to “Principal Investors” shall mean all such Principal Investors, and if at any time there is only one Principal Investor, references in this Agreement to “the Principal Investors” or “each Principal Investor” shall mean that sole Principal Investor then remaining.

“Shares” has the meaning set forth in Section 1.

“Spectrum Designee” has the meaning set forth in Section 2.2(c).

“Spectrum Investors” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Stockholders Agreement” means that certain Stockholders Agreement Company, dated as of the date hereof, among the Company, the Carlyle Investors, the Bain Investors, the Spectrum Investors and the other stockholders of the Company named therein, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange, including any Transfer of a voting or economic interest in securities or other property; and “Transferring” or “Transferred” have correlative meanings.

6.2           Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used, and (vii) the word “or” shall be disjunctive but not exclusive.

6.3           References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

6.4           References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

7.             Miscellaneous.

7.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts which would result in the application of the laws of another jurisdiction, of the State of Delaware.

7.2           Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and of the United States of America sitting in Delaware for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such court), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or the United States of America sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

7.3           Specific Performance.  Each party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other party’s obligations under this Agreement, and each party agrees to waive any requirement for the security or posting of any bond in connection with  such remedy.  The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of Shares in compliance with the Stockholders Agreement and shall also apply to any Shares acquired by Stockholders after the date hereof.

7.5           Entire Agreement.  This Agreement, the Stockholders Agreement, the Company Charter, the by-laws of the Company and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

7.6           Notices.  All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement shall be deemed received when actually received if personally delivered, when transmitted, if transmitted by facsimile with electronic confirmation, the day after it is sent, if sent for next day delivery and upon receipt, if sent by mail.  All such notices, requests and consents shall be delivered as follows:

(a) If to the Bain Investors, addressed as follows:

c/o Bain Capital, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Facsimile: (617) 516-2010
Attention:	John Connaughton
Phil Loughlin

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile: (617) 951-7050
Attention:	R. Newcomb Stillwell
Howard S. Glazer
Jane D. Goldstein

(b) If to the Carlyle Investors, addressed as follows:

c/o The Carlyle Group
520 Madison Avenue, 42nd Floor
New York, New York 10022
Facsimile: (212) 381-4901
Attention:	Michael Connelly
Eliot P. S. Merrill

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile: (617) 951-7050
Attention:	R. Newcomb Stillwell
Howard S. Glazer
Jane D. Goldstein

and

(c) If to the Spectrum Investors, addressed as follows:

c/o Spectrum Equity Investors
333 Middlefield Road
Suite 200
Menlo Park, CA 94025
Facsimile: (415) 464-4601
Attention:	Brion Applegate
Benjamin Coughlin

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile: (617) 951-7050
Attention:	R. Newcomb Stillwell
Howard S. Glazer
Jane D. Goldstein

7.7           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.8           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.9           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

7.10         Titles and Subtitles.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.11         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

7.12         No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

7.13         Amendment and Waiver.  Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Principal Investors; provided that (i) no such amendment shall impose or increase any liability or obligation on a Stockholder without the prior written consent of such Stockholder, (ii) no such amendment has a disproportionately adverse effect on any Stockholder in relation to the other Stockholders without the prior written consent of such Stockholder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Company and (iii) no such amendment shall be made to Section 4(c) without the prior written consent of the Company.

7.14         No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

7.15         Termination of Original Voting Agreement.  At the Effective Time, this Agreement shall supersede and replace the Original Voting Agreement in its entirety and the Original Agreement shall be terminated and of no further force and effect.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
	Title:	Executive Vice President and Chief Financial Officer

CLASS L VOTING AND IRREVOCABLE PROXY AGREEMENT

BAIN CAPITAL HOLDINGS (LOEWS) I, L.P.

BY: BAIN CAPITAL PARTNERS VII, L.P.,
ITS GENERAL PARTNER
BY: BAIN CAPITAL INVESTORS, LLC,
ITS GENERAL PARTNER

By:	/s/ Authorized Person

BAIN CAPITAL AIV (LOEWS) II, L.P.

BY: BAIN CAPITAL PARTNERS VIII, L.P.,
ITS GENERAL PARTNER
BY: BAIN CAPITAL INVESTORS, LLC,
ITS GENERAL PARTNER

By:	/s/ Authorized Person

CLASS L VOTING AND IRREVOCABLE PROXY AGREEMENT

CARLYLE PARTNERS III LOEWS, L.P.

BY: TC GROUP III, L.P.,
ITS GENERAL PARTNER
BY: TC GROUP III, L.L.C.,
ITS GENERAL PARTNER
BY: TC GROUP, L.L.C.,
ITS MANAGING MEMBER
BY: TCG HOLDINGS, L.L.C.,
ITS MANAGING MEMBER

/s/ Authorized Person
Name:
Title:

CP III COINVESTMENT, L.P.
BY: TC GROUP III, L.P.,
IT GENERAL PARTNER
BY: TC GROUP III, L.L.C.,
ITS GENERAL PARTNER
BY: TC GROUP, L.L.C.,
ITS MANAGING MEMBER
BY: TCG HOLDINGS, L.L.C.,
ITS MANAGING MEMBER

/s/ Authorized Person
Name:
Title:

CLASS L VOTING AND IRREVOCABLE PROXY AGREEMENT

SPECTRUM EQUITY INVESTORS IV, L.P.

BY: SPECTRUM EQUITY ASSOCIATES IV, L.P.,
ITS GENERAL PARTNER

/s/ Authorized Person
Name:
Title:

SPECTRUM EQUITY INVESTORS PARALLEL
IV, L.P.

BY: SPECTRUM EQUITY ASSOCIATES IV, L.P.,
ITS GENERAL PARTNER

/s/ Authorized Person
Name:
Title:

SPECTRUM IV INVESTMENT MANAGERS’
FUND, L.P.

/s/ Authorized Person
Name:
Title:

CLASS L VOTING AND IRREVOCABLE PROXY AGREEMENT